Exhibit 4.2

NUMBER

Incorporated Under the Laws of the State of Maryland

SHARES

9% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

9% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

CUSIP 804395 50 7

SUBJECT TO TRANSFER RESTRICTIONS

- SEE LEGEND ON REVERSE –

SEE REVERSE FOR CERTAIN DEFINITIONS

Saul Centers, Inc.

This Certifies that

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF 9% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $.01, OF

Saul Centers, Inc., transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney upon surrender of the Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the seal of the Corporation and the signatures of the duly authorized officers.

Dated: March 27, 2008

COUNTERSIGNED AND REGISTERED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

(JERSEY CITY, NJ)

TRANSFER AGENT AND REGISTRAR

PRESIDENT

SECRETARY

AUTHORIZED SIGNATURE

© 1999 CORPEX BANKNOTE CO., BAY SHORE N.Y.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list

UNIF GIFT MIN ACT—Custodian

(Cust) (Minor)

under Uniform Gifts to Minors

Act

(State)

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

For value received hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

In presence of

SAUL CENTERS, INC.

The securities represented by this certificate are subject to restrictions on transfer for the purpose of maintenance of the Corporation’s status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Beneficially or Constructively Own shares of Equity Stock in excess of 2.5 percent (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the Value of the outstanding shares of Equity Stock of the Corporation (except in such circumstances as the Existing Holder Limit shall apply) or (ii) Beneficially Own Equity Stock which would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise would cause the Corporation to fail to qualify as a REIT. Any Person who attempts or proposes to Beneficially or Constructively Own shares of Equity Stock in excess of the above limitations must notify the Corporation in writing at least fifteen (15) days prior to the proposed or attempted transfer. If the transfer restrictions referred to herein are violated, the shares of Equity Stock represented hereby automatically will be held in trust by the Corporation, all as provided in the Charter of the Corporation. All capitalized terms in this legend have the meanings identified in the Corporation’s Charter, as the same may be amended or restated from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Maryland General Corporation Law with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemptions of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series or classes, (i) the difference in the relative rights and preferences between the shares of each series and class to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series and classes. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter of the Corporation, a copy of which will be sent without charge to each stockholder who so request. Such request must be made to the Secretary of the Corporation at its principal office.